UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

TREE TOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-10210	83-0250943
(Commission File Number)	(I.R.S. Employer Identification No.)

1041 N. Formosa Avenue, Pickford Building, #199, West Hollywood, California	90046
(Address of principal executive offices)	(Zip Code)

(323) 850-2458
(Registrant’s telephone number, including area code)

511 Avenue of the Americas, Suite 800, New York, New York 10011
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 31, 2008, Trisha Woods resigned as the President, Acting Chief Financial Officer, and a director of Ludicrous, Inc. (“Ludicrous”), a wholly-owned subsidiary of Tree Top Industries, Inc., a Nevada corporation (the “Company”).  Trisha Woods resigned as the President, Acting Chief Financial Officer, and a director of Ludicrous to pursue other career opportunities.  David Reichman, the Chairman of the Board of Directors of Ludicrous and the Chairman of the Board of Directors, Chief Executive Officer, and President of the Company, will serve as the interim Chief Financial Officer of Ludicrous until a new Chief Financial Officer is appointed.  In conjunction with her resignation, Trisha Woods submitted her 1,000,000 shares of the Company’s common stock to the Company for cancellation.

    Effective March 31, 2008, James Black resigned as the Chief Technical Officer of Ludicrous.  James Black resigned as the Chief Technical Officer of Ludicrous to pursue other career opportunities.  In conjunction with his resignation, James Black submitted his 23,000,000 shares of the Company’s common stock to the Company for cancellation along with 100,000 shares of the Company’s common stock owned by Elijah Black, Jr. and 500,000 shares of the Company’s common stock owned by Heaven L. Needham.  As additional consideration for the cancellation of James Black’s shares of the Company’s common stock, the Company cancelled $26,800 of outstanding debt owed by James Black to Ludicrous and the Company.

Effective December 17, 2007, Jeff Frost resigned as the Secretary and a Director of Ludicrous to pursue other career opportunities.  Effective December 17, 2007, Mike Davis became the Secretary of Ludicrous.  To date, no person has replaced Trisha Woods as the President of Ludicrous or replaced James Black as the Chief Technical Officer of Ludicrous.  Ludicrous may fill those positions in the future.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.
(Registrant)

Date: April 4, 2008

/s/ David Reichman, Chief Executive Officer
David Reichman, Chief Executive Officer